PRESS RELEASE                        Source: Advantage Capital Development Corp.

             ADVANTAGE CAPITAL DEVELOPMENT CORP. PROVIDES $500,000
                       BRIDGE LOAN FOR CINEMA RIDE, INC.

                                     - - - -

 CINEMA RIDE SECURES $10 MILLION IN EQUITY FINANCING FROM INSTITUTIONAL INVESTOR

MIAMI,  January 4, 2005 -- Advantage Capital Development Corp. (OTC Pink Sheets:
AVCP) announced today that it has provided a $500,000 bridge loan in the form of a convertible debenture for Cinema Ride, Inc. (OTC Bulletin Board: MOVE). Concurrently, Cinema Ride, Inc. announced it has received $10 million in equity financing from an institutional investor.

Cinema Ride's core business is the sale of half-price, same-day Las Vegas show tickets provided through Tix4Tonight, a wholly owned subsidiary. Tix4Tonight which just celebrated its first anniversary of operations, recently announced it has entered into a long-term lease for high-profile space at the Fashion Show Mall in Las Vegas.

"We're quite impressed with the unique business model of Cinema Ride and Tix4Tonight and the performance of the company in such a relatively short period of time," said Jeffrey Sternberg, president and CEO of Advantage Capital Development Corp. "Clearly it fits our specific criteria for investments, and we believe it will generate a return that fits our return criteria as well. We are looking forward to helping them with the financing required to successfully reach their strategic initiatives."

"In just one year Tix4Tonight subsidiary has experienced explosive growth validating our new business model," said Mitch Francis, CEO of both Cinema Ride, Inc and Tix4Tonight. "Yet we recognize the importance of aligning our company with an investment partner that not only understands our mission but recognizes the dynamics and needs of an emerging growth company. What's particularly appealing about the bridge loan structured by Advantage Capital is that it is void of the toxicity and dilutive properties often associated with such financing instruments."

The debentures, which mature on March 7, 2006, are convertible from time-to-time after nine months from the date of close, into the common stock of the registrant by Advantage based on a formula tied to certain National Association of Security Dealers Over-The-Counter Bulletin Board listing criteria as quoted by Bloomberg, L.P. There is also a redemption feature allowing the company to elect to repay the debt.

ABOUT CINEMA RIDE, INC.

Cinema Ride, through its wholly owned subsidiary, Tix4Tonight opens at noon every day to sell show tickets to many of the great Las Vegas shows at half-price on the same day of the show. The business is currently located next door to the Harley-Davidson Cafe, in a facility along a section of the Strip, which the Company believes has the heaviest foot-traffic in Las Vegas. The Company expects to move from this facility into its permanent South Strip location at the new Hawaiian Marketplace in early 2005. The Company also operates a ticket booth on the north end of the Strip, which is scheduled to cease operations shortly after the opening at the Fashion Show Mall.
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ABOUT ADVANTAGE CAPITAL DEVELOPMENT CORP.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

An investment profile about Advantage Capital Development may be found online at http://www.hawkassociates.com/advantagecap/profile.htm.

An online investor kit containing Advantage Capital Development press releases, SEC filings, current price Level II quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.